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                                                                  EXHIBIT 23.06

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of AmeriQuest Technologies, Inc. on Form S-3 of our report dated February 5, 1992, except for Note 13 as to which the date is March 10, 1992, on our audit of the financial statements and the financial statement schedule of Ross White Enterprises, Inc. for the year ended December 31, 1991. We also consent to the reference to our firm under the caption "Experts."

  COOPERS & LYBRAND L.L.P

  Miami, Florida
  March 11, 1996